Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of April 18, 2014, between EPL Oil & Gas, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of February 14, 2011, and amended by that certain Supplemental Indenture dated as of March 14, 2011, and by that certain Second Supplemental Indenture dated as of October 31, 2012 (as amended, the “Indenture”), providing for the issuance of 8.250% Senior Notes due 2018 (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Indenture);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (the “Requisite Consents”), amend or supplement the Indenture and the Notes;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of March 12, 2014 (as same may be amended from time to time, the “Merger Agreement”), with Energy XXI (Bermuda) Limited, an exempted company formed under the laws of Bermuda (the “Parent”), Energy XXI Gulf Coast, Inc., a Delaware corporation, and Clyde Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation and becoming a wholly owned subsidiary of Parent,

WHEREAS, in accordance with the Merger Agreement, Parent has solicited consents (the “Consent Solicitation”) to amend the Indenture to, among other things, (i) amend the defined term “Change of Control” to provide that the transactions contemplated by the Merger Agreement will not constitute a Change of Control and (ii) add to, amend, supplement or change certain other defined terms contained in the Indenture related to the foregoing (collectively, the “Proposed COC Amendments”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated April 7, 2014 (as the same may be amended, supplemented or modified from time to time, the “Statement”), and in the accompanying Consent Letter;

WHEREAS, the Company has received the Requisite Consents to effect the Proposed COC Amendments (based on certifications made by the Tabulation Agent (as defined in the Statement)), and the Tabulation Agent has provided the Trustee with a certificate certifying as to the same;

WHEREAS, in the event that the terms and conditions set forth in the Statement are satisfied, Parent will make an aggregate cash payment equal to $2.50 per $1,000 principal amount of Notes for which consents to the Proposed COC Amendments are validly delivered and unrevoked (the “Consent Fee”) to the Paying Agent (as defined in the Statement) on behalf of the Holders who delivered such valid and unrevoked consents to the Proposed COC Amendments on or prior to the Expiration Date (as defined in the Statement);

WHEREAS, in accordance with the Merger Agreement, the Company and the Guarantors have been authorized by a resolution of their respective Board of Directors to enter into this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Amendments to the Indenture and the Notes. The Indenture is hereby amended as follows:

a) Section 1.01 of the Indenture is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Acquisition Transactions” means the transactions contemplated by the Agreement and Plan of Merger, dated as of March 12, 2014 (as the same may be amended from time to time), among the Company, Energy XXI (Bermuda) Limited, an exempted company formed under the laws of Bermuda, Energy XXI Gulf Coast, Inc., a Delaware corporation, and Clyde Merger Sub, Inc., a Delaware corporation.

b) The definition of “Change of Control” contained in Section 1.01 of the Indenture is hereby amended by adding at the end thereof in a new sentence: “Notwithstanding the foregoing, the Acquisition Transactions shall not constitute a Change of Control.”

2. Effectiveness of this Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Company, Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the amendments to the Indenture referred to in Section 1 above shall cease to be effective if the Merger is not consummated or Parent does not pay the consent fee to the Paying Agent for the benefit of the Holders who delivered valid and unrevoked consents to the Proposed COC Amendments on or prior to the Expiration Date.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Supplemental Indenture transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and Guarantors.

8. Successors. All agreements of the Company and Guarantors in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 18, 2014

EPL OIL & GAS, INC.

By:	/s/ David P. Cedro
Name:	David P. Cedro
Title:	Senior Vice President

DELAWARE EPL OF TEXAS, LLC

By:	/s/ Tiffany J. Thom
Name:	Tiffany J. Thom
Title:	President

EPL OF LOUISIANA, L.L.C.

By:	/s/ David P. Cedro
Name:	David P. Cedro
Title:	Senior Vice President

EPL PIONEER HOUSTON, INC.

By:	/s/ David P. Cedro
Name:	David P. Cedro
Title:	Senior Vice President

EPL PIPELINE, L.L.C.

By:	/s/ David P. Cedro
Name:	David P. Cedro
Title:	Senior Vice President

ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, L.L.C.

By:	/s/ David P. Cedro
Name:	David P. Cedro
Title:	Senior Vice President

Signature Page to Third Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Signature Page to Third Supplemental Indenture